                           SERIES D PREFERRED SHARES
                              PURCHASE AGREEMENT

                            DATED NOVEMBER 22, 2000

                                     AMONG

                          THE DERBY CYCLE CORPORATION

                                      AND

                        QUANTUM INDUSTRIAL PARTNERS LDC

                    THAYER EQUITY INVESTORS III, L.P., and

                             PERSEUS CYCLE L.L.C.

                               TABLE OF CONTENTS

SECTION 1:     PURCHASE AND SALE OF SERIES D PREFERRED SHARES                1

1A.            Basic Transaction                                             1
1B.            Purchase Price                                                1
1C.            The Closing                                                   1
1D.            Authorization of the Series D Preferred Shares                1

SECTION 2:     CONDITIONS TO THE CLOSING                                     2

2A.            Obligations                                                   2
2B.            Closing Documents                                             3
2C.            Certificate of Incorporation                                  3
2D.            Junior Subordinated Notes                                     3
3A.            General                                                       4
3B.            Third Party Notices and Consents                              4
3C.            Governmental Notices and Consents                             4
3D.            Operation of Business                                         4
3E.            Full Access                                                   5
3F.            Notice of Material Developments                               5

SECTION 4:     POST-CLOSING COVENANTS AND AGREEMENTS                         6

4A.            Financial Statements and Other Information                    6
4B.            Inspection of Property, Books and Records                     6
4C.            Affirmative Covenants                                         6
4D.            Current Public Information                                    7
4E.            Use of Proceeds                                               7
4F.            Disclosure of Investment                                      7
4G.            Withholding                                                   8

SECTION 5:     REPRESENTATIONS AND WARRANTIES OF THE COMPANY                 8

5A.            Due Incorporation and Status                                   8
5B.            Corporate Power                                                8
5C.            Binding Obligations                                            8
5D.            Non-Contravention                                              9
5E.            Consents                                                       9
5F.            No Default                                                     9
5G.            No Litigation                                                  9
5H.            All Information is Accurate in all Material Respects           9
5I.            Tax Liabilities                                               10
5J.            Ownership of Assets                                           10
5K.            Intellectual Property Rights                                  10
5L.            Environmental Matters                                         10
5M.            ERISA                                                         11
5N.            Investment Company Status                                     12
5O.            Financial Statements                                          12
5P.            Absence of Certain Changes                                    12
5Q.            Insurance                                                     13
5R.            Debt Instruments                                              13
5S.            Certain Contracts and Commitments                             13
5T.            Labor Matters                                                 13
5U.            Compliance with Law                                           14
5V.            Foreign Corrupt Practices Act                                 14
5W.            Valid Issuance                                                15
5X.            Capitalization                                                15
5Y.            Finders' Fees                                                 15

SECTION 6:     INVESTORS' REPRESENTATIONS                                    16

6A.            Corporate Existence and Power                                 16
6B.            Authorization                                                 16

6F.            Private Placement                                                        16

SECTION 7:     DEFINITIONS                                                              17

SECTION 8:     TERMINATION, SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, ETC     23

8A.            Conditions of Termination                                                23
8B.            Effect of Terminations                                                   24
8C.            Survival of Representations, Warranties, Agreements and Covenants, Etc.  24

SECTION 9:     INDEMNIFICATION AND CONTRIBUTION                                         24

9A.            Indemnification of Investors                                             24
9B.            Indemnification of the Company, Directors and Officers                   25
9C.            Actions against Parties; Notification                                    25
9D.            Contribution                                                             26

SECTION 10:    MISCELLANEOUS                                                            27

10A.           Expenses                                                                 27
10B.           Remedies                                                                 27
10D.           Understanding Among the Investors                                        27
10F.           Consent to Amendments                                                    27
10G.           Successors and Assigns                                                   27
10H.           Severability                                                             28
10I.           Counterparts                                                             28
10J.           Descriptive Headings; Interpretation                                     28
10K.           No Strict Construction                                                   28
10L.           Complete Agreement                                                       28
10M.           Delivery by Facsimile                                                    29
10N.           Governing Law                                                            29
10O.           Notices                                                                  29

                          THE DERBY CYCLE CORPORATION
                 SERIES D PREFERRED SHARES PURCHASE AGREEMENT


          THIS AGREEMENT (as such agreement is amended, modified or supplemented from time to time this "Agreement") is made as of November 22, 2000, by and
                        ---------
among The Derby Cycle Corporation, a Delaware corporation (the "Company"),
                                                                -------
Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("Soros"), Thayer Equity Investors III, L.P. ("Thayer"), a Delaware limited
  ------                                       ------
partnership, and Perseus Cycle, L.L.C. ("Perseus"), a Delaware limited liability
                                         -------
company, (collectively the "Investors", and individually an "Investor").  Except
                            ---------                        --------
as otherwise indicated herein, capitalized terms used herein are defined in
Section 8 hereof. The Company and the Investors may collectively be referred to herein as the "Parties" or singularly as a "Party".
               -------                      -----

          The Parties hereto agree as follows:

          Section 1.  Purchase and Sale of Series D Preferred Shares.
                      ----------------------------------------------

          1A. Basic Transaction. On and subject to the terms and conditions of this Agreement, the Investors agree to purchase from the Company, and the Company agrees to sell to the Investors, all of its Series D Preferred Shares for the consideration specified below in this Section 1.

          1B. Purchase Price. Each Investor agrees to pay to the Company at the Closing the amount set forth opposite its name on the Schedule of Investors attached hereto by delivery of cash payable by wire transfer or delivery of other immediately available funds to the account of the Company set forth in
Section 10M hereof.

          1C. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m. EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Investors and the Company may mutually determine (the "Closing Date").

          1D. Authorization of the Series D Preferred Shares. The Company shall authorize the issuance and sale to the Investors of 12,000 shares of Preferred Stock, Series D, of the Company, par value $.01 per share (the "Series D Preferred Shares"), having the rights and preferences as set forth in this Agreement, in the Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") attached hereto as Exhibit A and in the Amended and Restated Shareholders' Agreement attached hereto as Exhibit B.

          Section 2.  Conditions to the Closing.
                      -------------------------

          2A. Obligations. The obligations under this Agreement of each Investor and the Company are subject to the satisfaction as of the Closing of the following conditions:

          (i) the representations and warranties set forth in Sections 5 and 6 below shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Company and the Investors shall have performed and complied with all of their respective covenants required to be performed hereunder prior to the Closing in all material respects and after giving effect to the issuance and sale of Series D Preferred Shares, no default shall have occurred under this Agreement and no default or event of default shall have occurred under the Indentures, the Senior Credit Facility or under any other Debt Instrument evidencing an obligation of more than $250,000;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Company shall have obtained an increased commitment for its Senior Credit Facility of the Deutschmark equivalent of $11,500,000.

          (v) the Investors shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit C attached hereto,
                                                      ---------
     addressed to the Investors, and dated as of the Closing Date;

          (vi) the Company's Certificate of Incorporation shall be in form and substance as previously delivered to the Investors, a copy of which is attached hereto as Exhibit A, shall be in full force and effect under the
                        ---------
     laws of the State of Delaware as of the Closing and shall not have been amended or modified;

          (vii) the Company's bylaws shall be in form and substance as previously delivered to the Investors, a copy of which is attached hereto as Exhibit D (the "Bylaws"), shall be in full force and effect as of the
        ---------       ------
     Closing and shall not have been amended or modified;

          (viii) the Company shall have simultaneously sold to each Investor the Series D Preferred Shares to be purchased by such Investor hereunder at the Closing and shall have received payment therefor in full;

          (ix) the Company and the Investors shall have entered into the Amended and Restated Shareholders' Agreement in the form and substance set forth as Exhibit B hereto;
              ---------

          (x) a director nominated by Soros shall have been elected to the board of directors of the Company and shall hold such position as of the Closing Date;

          (xi) the approval of the Board of Directors and the Shareholders of the company of this Agreement and the other operative documents and the transactions contemplated hereby;

          (xii) the Investors and their special counsel shall have completed a due diligence of the Company's and its Affiliates Company's business and affairs with results satisfactory to each Investor and their special counsel.

          (xiii) the Company or the Investors may waive any condition specified in this Section 2 if they execute a notice in writing so stating at or prior to the Closing.

          2B.    Closing Documents. The Company shall have delivered to the
Investors all of the following documents:

          (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 2A(i)-(xi), inclusive, have been fully satisfied;

          (ii) certified copies of the resolutions duly adopted by the Board authorizing (A) the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, (B) the issuance and sale of the Series D Preferred Shares to the Investors at the Closing, and
     (C) the consummation of all other transactions contemplated by this Agreement;

          (iii) certified copies of the Certificate of Incorporation and the Company's Bylaws, each as in effect at the Closing;

          (iv) an incumbency certificate for each officer of the Company executing this Agreement and each other document hereunder;

          (v) copies of all material governmental, regulatory, third party and other consents, approvals and filings, if any, required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of any preemptive rights and rights of first refusal with respect to the issuance of the Series D Preferred Shares hereunder) and the other agreements described herein; and

          (vi) good standing certificates for the jurisdiction of incorporation of the Company and in U.S. jurisdictions where the Company has material operations as set forth on Schedule 2B(vi).

          2C.    Certificate of Incorporation. The Company shall have duly
adopted, executed and filed with the Secretary of State of Delaware the Certificate of Incorporation, establishing, inter alia, the terms and the relative rights and preferences of the Series D Preferred Shares, the Series D-1 Preferred Shares and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its Series D Preferred Shares, other than the Certificate of Incorporation.

          2D. Junior Subordinated Notes. With effect from the Closing Date, all outstanding Junior Subordinated Notes will be cancelled by the Company and be deemed paid in full in exchange for 7,400 shares of Preferred Stock, Series D-1 of the Company, par value $.01 per share (the "Series D-1 Preferred Shares"), having the rights and preferences as set forth in this Agreement, in the Certificate of Incorporation and in the Amended and Restated Shareholders' Agreement will be issued to Thayer and Perseus.

          Section 3.  Pre-Closing Covenants and Agreements
                      ------------------------------------

     Each of the Investors and the Company agrees as follows with respect to the period between the date of this Agreement and the Closing:

          3A.   General.  Each of the Investors and the Company shall use
reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Section 2 above) and including providing to the Company's senior lenders any information required by the senior lenders in connection with the Company obtaining an increased commitment under its existing Senior Credit Facility. At the Closing, the appropriate Parties shall execute and deliver the agreements and instruments contemplated hereby to be executed and delivered at the Closing.

          3B.   Third Party Notices and Consents.  The Parties shall, and the
Company shall cause each Subsidiary to, use reasonable best efforts to give required notices to third parties and obtain any required third party consents in connection with the matters contemplated by this Agreement.

          3C.   Governmental Notices and Consents. Each of the Investors and the
Company shall give any notices to, make any filings with, and use reasonable best efforts to obtain any authorizations, consents and approvals of, governments and governmental agencies to the extent required in connection with the matters contemplated by this Agreement.

          3D.   Operation of Business. The Company shall, and shall cause each
Subsidiary to, operate its respective business only in the usual and ordinary course of business consistent with past custom and practice. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) take any action or omit to take any action which act or omission would result in a breach of any of the representations, warranties or covenants made by the Company in this Agreement;

          (ii) take any action or omit to take any action which act or omission could reasonably be expected to have a Material Adverse Effect;

          (iii) omit to take any action set forth in Paragraph 4D.

          Notwithstanding the foregoing, nothing in this Paragraph 3D shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

          3E.   Full Access. The Company will permit, and the Company will cause each Subsidiary to permit, representatives of the Investors full access at all times but in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries to the Company's personnel and to business, financial, legal, tax, compensation and other data and information concerning the Company's and its Subsidiaries' affairs and operations. Each Investor agrees that any oral, written or recorded information provided to any Investor pursuant to the terms of this Agreement shall be deemed Confidential Information. Soros acknowledges that all Confidential Information provided to them by the Company is subject to the terms of the Confidentiality Agreement dated August 29, 2000 among Soros Private Equity Partners, LLC and the Company, the terms of which pertaining to confidential information are incorporated herein by reference. Each Investor shall maintain the confidentiality of such Confidential Information), received from the Company, its Subsidiaries and its advisors in the course of the reviews contemplated by this Paragraph 3E and will not use any of the Confidential Information except in connection with this Agreement and shall not disclose any Confidential Information to third parties; provided that each Investor may deliver or disclose Confidential Information to (A) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure directly relates to the administration of the investment represented by the Series D Preferred Shares), (B) its financial advisors and other professional advisors involved in the negotiation and/or administration of the investment represented by the Series D Preferred Shares, who agree to sign confidentiality agreements in form and substance satisfactory to the Company, (C) any other holder of any Series D Preferred Shares, (D) any Person from which it offers to purchase any security of the Company (if such Person has agreed to sign a confidentiality agreement in form and substance satisfactory to the Company prior to its receipt of such Confidential Information), (E) any federal or state regulatory authority having jurisdiction over it, (F) any nationally recognized rating agency that requires access to information about its investment portfolio, (G) any lender of such Investor or (H) as may be necessary upon the advice of counsel in connection with any litigation relating to this Agreement which such Investor is a Party. Each holder of Series D Preferred Shares, by its acceptance of such stock, will be deemed to have agreed to be bound by and to be entitled to the benefits and burdens of this Paragraph 3E as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Series D Preferred Shares of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Paragraph 3E. Upon termination of this Agreement, each Investor will return and will procure that any Persons to whom it has delivered Confidential Information pursuant to Clause A above will return to the Company and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

          3F.   Notice of Material Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties. No disclosure by any Party pursuant to this Paragraph 3F, however, shall prevent or cure any misrepresentation or breach of warranty.

          Section 4.  Post-Closing Covenants and Agreements.
                      -------------------------------------

          4A.   Financial Statements and Other Information. So long as Investors own the Series D Preferred Shares as contemplated by this Agreement, the Company covenants to deliver to the Investors:

          (a) as soon as available and in any event within thirty (30) Business Days after the end of each month, a copy of the unaudited monthly management accounts for the Company and its Material Affiliated Companies in the form required to be provided on the date hereof by the Company pursuant to
Section 19.1(a)(iii) of the Senior Credit Facility;

          (b) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter, a copy of the unaudited quarterly consolidated accounts for the Company and its Material Affiliated Companies in the form required to be provided on the date hereof by the Company pursuant to
Section 19.1(a)(ii) of the Senior Credit Facility;

          (c) as soon as available and in any event within one hundred and fifty (150) days after and as of the end of each Fiscal Year, the audited consolidated financial accounts for the Company and its Material Affiliated Companies in the form required to be provided on the date hereof pursuant to
Section 19.1(a)(i)(A) of the Senior Credit Facility, and any audited financial accounts provided pursuant to Sections 19.1(a)(i)(B) or 19.1(a)(i)(C) of the Senior Credit Facility, if such audited financial accounts are prepared;

          (d) from time to time, such other information or documents respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Material Affiliated Companies as the Investors may reasonably from time to time request.

          4B.   Inspection of Property, Books and Records. The Company shall, and shall cause each Material Affiliated Company to, permit any Investor or any representatives or agents of any Investor at such times as any Investor may request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries (including, without limitation, all internal management documents, reports of operations, reports of adverse developments, management letters, communications with shareholders or directors and press releases) and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. Such inspection shall be made at the expense of such Investor, unless there has been a breach of this Agreement, the Certificate of Incorporation or the Amended and Restated Shareholders' Agreement, in which case such inspection shall be made at the expense of the Company.

          4C.   Affirmative Covenants. So long as any Series D Preferred Shares remain outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written waiver of the holders of a majority of the outstanding Series D Preferred Shares:

          (i) continue the Business and refrain from engaging in any business activities or operations substantially different from or unrelated to the Business;

          (ii) maintain and keep in force in all material respects insurance of the types and the amounts customarily carried in lines of business similar to its line of business, including without limitation, fire, extended coverage, public liability, property damage, business interruption, environmental liability and workers' compensation insurance;

          (iii)  maintain adequate books and records in accordance with GAAP;

          (iv) maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses, permits and qualifications necessary or appropriate in the conduct of business as proposed to be conducted, except where failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (v) comply with all applicable laws, rules, regulations and orders, noncompliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (vi) comply with all covenants of the Company set forth in Section 9 of Part B of Article Four of the Certificate of Incorporation, which
     Section 9 of Part B of Article Four is hereby incorporated in this Agreement in its entirety, as if fully set forth herein.

          4D.    Current Public Information. Subject to Section 4F, the Company
shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

          4E.    Use of Proceeds. The Company shall use the proceeds of the purchase of Series D Preferred Shares for working capital and general corporate purposes.

          4F.    Disclosure of Investment. From and after the date hereof, the
Company agrees that it will not, (i) except as may be necessary or desirable (x) in connection with a request by a governmental agency, regulatory or supervisory authority or court or as required by law and other than to affiliates of the Investors, and employees of the Investors or its affiliates, and potential investors in the Company or (y) in connection with a request by any lender to the Company, disclose the transactions contemplated by this Agreement, or (ii) use in advertising or publicity the name of any other Party hereto, or any partner or employee of any other Party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any other Party hereto or any of their respective affiliates, in either case without the prior written consent of such Party, such consent not to be unreasonably withheld or delayed. From and after the date hereof, neither the Company nor any of its Affiliated Companies will represent, directly or indirectly, that any product or any service provided by the Company or any of its subsidiaries have been approved or enclosed by any Investors without the prior written consent of such Investor.

          4G.    Withholding. The Company will not withhold any U.S. federal tax on any payment to or on behalf of any holder or beneficial owner of Series D Preferred Shares in connection with any redemption of such shares, unless a change in relevant tax law after the date hereof mandates such withholding. With regard to Treasury Regulation Section 1.305-5(b)(5), the Company will neither report on its tax returns nor provide notice to the holders of the Series D Preferred Shares, that there is any constructive distribution under Treasury Regulation Section 1.305-5(b) with respect to the Series D Preferred Shares.

          Section 5.  Representations and Warranties of the Company.
                      ---------------------------------------------

As of the date hereof and the Closing Date, the Company represents and warrants the following:

          5A. Due Incorporation and Status. Except as set forth on Schedule 5A, each of Company and the Company's Material Affiliated Companies is an entity duly organized, validly existing and in good standing (in jurisdictions where a concept of good standing exists) under the laws of the place of its incorporation, possesses the capacity to sue and be sued in its own name, and has the power to carry on its business substantially as now being (or will immediately after the Closing Date be) conducted and to own its property and other assets. Except as set forth on Schedule 5A, the Company is qualified to transact business as a foreign corporation in, and is in good standing (in jurisdictions where a concept of good standing exists) under the laws of, those jurisdictions listed on Schedule 5A under its name, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          5B. Corporate Power. Except as set forth in Schedule 5B, the Company has the full power to execute, deliver and perform its obligations under this Agreement and the other Operative Documents; all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same.

          5C. Binding Obligations. Except as set forth in Schedule 5C, this Agreement, the other Operative Documents and any other document or instrument executed or delivered or to be executed or delivered by the Company hereunder and thereunder has been duly executed and delivered by the Company and constitute, valid and binding obligations; except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

          5D. Non-Contravention. Except as set forth in Schedule 5D, the execution and delivery of this Agreement, the other Operative Documents and other documents executed and delivered hereunder or thereunder by the Company and the performance of each of its obligations hereunder or thereunder, and compliance with their respective provisions, will not (a) to the knowledge of the Company contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit of any Governmental Authority to which it is subject, conflict with, or result in any breach of the terms of, or constitute a default under, any agreement or other instrument to which the Company is expressed to be a party or is subject to, or by which it, or any of its property is bound in a manner which is reasonably likely to result in any Liability on the part of the Investors to any third party by reason of any such conflict, (b) result in the creation of or requirement to create, any material Lien on the assets of the Company, or (c) contravene or conflict with any provision of the Certificate of Incorporation and By-Laws (or similar or analogous documents) of the Company.

          5E. Consents. Except as set forth in Schedule 5E, all material authorizations, approvals, consents, licenses, exemptions, filings, registrations and other matters required by law for or in consequence of (a) the entry into and performance by the Company, or the validity of the Agreement, the other Operative Documents and any of the agreements or the transactions to be implemented pursuant thereto or (b) the carrying on of the business of the Company and each of the Company's Affiliated Companies in the ordinary course, have been obtained or effected or will be obtained or effected prior to the date required by law.

          5F. No Default. Except as set forth in Schedule 5F, none of the Company or the Company's Material Affiliated Companies is in breach of or default under any Indebtedness or any other agreement to which it is a party or which is binding on it or any of its assets which breach or default could reasonably be expected to have a Material Adverse Effect.

          5G. No Litigation. Except as set forth in Schedule 5G, no action, litigation, arbitration, alternative dispute resolution or administrative or regulatory proceeding is taking place or pending against the Company or any of the Company's Material Affiliated Companies nor are there any current labor disputes involving the Company or any of the Company's Material Affiliated Companies and, so far as the Company is aware, no such action, litigation, arbitration, alternative dispute resolution or administrative or regulatory proceeding or labor dispute is threatened.

          5H. All Information is Accurate in all Material Respects. Except as set forth in Schedule 5H, all financial and other information provided in writing by, or on behalf of the Company or any of the Company's Material Affiliated Companies to the Investors in connection with this Agreement prior to the date of this Agreement was true and accurate in all material respects when given and (so far as the Company is aware having made due inquiries) there are no other facts or matters the admission of which would have made any such statement or information provided misleading or an inaccurate representation of the situation described therein and all opinions, projections and forecasts given or made have been made in good faith and based upon reasonable assumptions.

          5I. Tax Liabilities. Each of the Company and the Company's Material Affiliated Companies has timely filed all tax returns required to be filed by it, and all such tax returns were correct and complete in all material respects. All taxes owed by the Company or any of the Company's Material Affiliated Companies (whether or not shown on any tax return) have been paid or duly provided for in the financial statements in accordance with GAAP. Except as set forth on Schedule 5I, there are no material disputes or claims concerning any tax liability of the Company or any of the Company's Material Affiliated Companies either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge after due inquiry. The Company has adequate reserves for disputed taxes which have not yet been paid. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(1)(A)(ii) of the IRC during the applicable period specified in
Section 897(c)(1)(A) (ii).

          5J. Ownership of Assets. Except as set forth in Schedule 5J, the Company and each of the Company's Material Affiliated Companies will have good title to, or valid leases or licenses of, or are otherwise entitled to use and permit other Material Affiliated Companies to use, all tangible assets necessary to conduct their business substantially as conducted by it at the Closing Date.

          5K.  Intellectual Property Rights. Except as set forth in Schedule 5K:

          (a) (i) the Company and each of the Company's Material Affiliated Companies owns or has licensed to it all the intellectual property rights which are material in the context of its business and which are required by it in order for it to carry on its business as it is presently conducted, and (ii) so far as the Company is aware (after due and careful inquiry) none of the Company or the Company's Material Affiliated Companies, in carrying on its business, infringes any intellectual property rights of any third party in any way.

          (b) None of the material intellectual property rights of the Company and of the Company's Material Affiliated Companies is, to the Company's knowledge, being infringed, nor, to the Company's knowledge, is there any threatened infringement of such intellectual property rights by any third party.

          (c) To the Company's knowledge, all material registered intellectual property rights owned by the Company and the Company's Material Affiliated Companies are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken.

          5L.  Environmental Matters.  Except as set forth in Schedule 5L:

          (a) The Company and each of the Company's Material Affiliated Companies has obtained all requisite authorizations required for the carrying on of its business as currently conducted and has at all times complied in all material respects with (i) the terms and conditions of such authorizations and
(ii) all other applicable Environmental and Safety Laws except where non compliance in subclauses (i) or (ii) would not be reasonably expected to cause a Material Adverse Effect.

          (b) So far as the Company is aware (after due and careful inquiry), no Hazardous Material has been used, disposed of, generated, stored, transported, dumped, released, deposited, owned, leased, occupied or controlled by the Company or any of the Company's Material Affiliated Companies (including any off-site waste management or disposal location utilized by the Company or any of the Company's Material Affiliated Companies) in circumstances where this would be reasonably likely to result in the imposition of a liability on the Company or any of the Company's Material Affiliated Companies.

          (c) So far as the Company is aware (after due and careful inquiry) there is no claim alleging a violation of any Environmental and Safety Laws (whether in respect of any site previously or currently owned or occupied by the Company or any Material Affiliated Company or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any such claim (whether in respect of any site previously or currently owned or occupied by the Company or any Material Affiliated Company), against the Company or any Material Affiliated Company which in each case is reasonably likely to be determined against the Company or such Material Affiliated Company, as the case shall be.

          (d) Neither the Company nor any of its Material Affiliated Companies has received any notice from any third party of violation of any Environmental and Safety Law.

          5M.  ERISA.  Except as set forth in Schedule 5M:

          (a) No act, omission or transaction has occurred which will result in imposition on the Company, any of the Company's Material Affiliated Companies, or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the IRC, or (ii) breach of fiduciary duty liability damages under
Section 409 of ERISA.

          (b) Neither the Company, any of the Company's Material Affiliated Companies nor any ERISA Affiliate has maintained or contributed to any Plan that is or was subject to Title IV of ERISA or to the minimum funding requirements of
Section 302 of ERISA or Section 412 of the IRC.

          (c) Payment has been made of all amounts which the Company, any of the Company's Material Affiliated Companies or any ERISA Affiliate is required, under the terms of each multiemployer plan within the meaning of Section 3(37) of ERISA (each such plan, a "Plan") or applicable law, to have paid as
                             ----
contributions to such Plan except where non payment would not be reasonably expected to cause a Material Adverse Effect.

          (d) Each of the Company, the Company's Material Affiliated Companies and the ERISA Affiliates are in compliance with the presently applicable provisions of ERISA and the IRC with respect to each Multiemployer Plan except where non compliance would not be reasonably expected to cause a Material Adverse Effect.

          (e) None of the Company, the Company's Material Affiliated Companies, nor any ERISA Affiliate (nor any trade or business that was an ERISA Affiliate) has at any time contributed to or been obliged to contribute to any Multiemployer Plan which, upon the complete or partial withdrawal from such Multiemployer Plan, could result in the imposition of complete or partial withdrawal liability.

          5N. Investment Company Status. Each of the Company and the Company's Affiliated Companies either is not an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act, as amended.

          5O.  Financial Statements.  Except as set forth in Schedule 5O:

          (a) Save as fully and fairly disclosed in the Financial Statements, the financial information in relation to the Company and the Company's Material Affiliated Companies contained in the Financial Statements was prepared in accordance with GAAP and gives a true and fair view of the state of affairs of the Company and the Company's Material Affiliated Companies as at the date to which they were prepared and as at such date there were no material liabilities of the Company and the Company's Material Affiliated Companies which were not disclosed by or shown as being provided for in the Financial Statements.

          (b) There has been no Material Adverse Change in the business, operations, assets, prospects, or financial condition of the Company and the Company's Material Affiliated Companies (taken as a whole) since December 31, 1999.

          (c) The Financial Statements includes or consolidates into such financial information the results of the Company and each of the Company's Subsidiaries or does not consolidate or include the results of any other company, limited partnership or like entity or business.

          5P. Absence of Certain Changes. Since December 31, 1999, except as set forth on Schedule 5P, neither the Company nor any of its Material Affiliated Companies has:

          (a) borrowed or agreed to borrow any funds except in the ordinary course of business and consistent with past practice;

          (b) sold, transferred, assigned or otherwise disposed of any of its property or assets in excess individually of $250,000 or permitted, or allowed, any of its property or assets to be subjected to any Lien or restriction of any kind, except for properties and assets sold or encumbered in the ordinary course of business and consistent with past practice;

          (c) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or other securities or equity interests or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities or equity interests;

          (d) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates theretofore adopted; or

          (e)  experienced any event resulting in a Change of Control.

          5Q. Insurance. Except as set forth in Schedule 5Q, there has been maintained for the Company and each of its Material Affiliated Companies insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning or leasing similar properties. All such policies are in full force and effect, and all premiums with respect thereto are currently paid.

          5R. Debt Instruments. Schedule 5R contains a complete list of all loan agreements, promissory notes, letters of credit, security agreements or other financing documents to which the Company or any of its Primary Affiliated Companies is a party or by which the Company or any of its Primary Affiliated Companies or any of their properties or assets (excluding equipment subject to any equipment lease), is bound which individually involve an obligation of $100,000 or more (the "Debt Instruments"). Except as set forth in Schedule 5R, there are no existing defaults by the Company or any of its Primary Affiliated Companies or any other obligor under or party to any such Debt Instrument including, without limitation, the Senior Credit Facility, and no event has occurred which (whether with notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default by Company or any of its Primary Affiliated Companies under any such Debt Instrument including, without limitation, the Senior Credit Facility.

          5S.  Certain Contracts and Commitments. Except as set forth in
Schedule 5S:

          (a) Neither the Company nor any of its Primary Affiliated Companies has any collective bargaining or union contracts or agreements;

          (b) Neither the Company nor any of its Primary Affiliated Companies has entered into any written agreement restricting it from carrying on its business within the United States or any subdivision thereof; and

          (c) Neither the Company nor any of its Primary Affiliated Companies is a party to any "safe harbor lease" as defined in Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

          5T.  Labor Matters.  Except to the extent set forth in Schedule 5T:

          (a) the Company and each of its Primary Affiliated Companies is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices;

          (b) there is no unfair labor practice complaint against the Company or any of its Primary Affiliated Companies pending or to the Company's knowledge threatened before the National Labor Relations Board or any comparable state, local, foreign, regional or territorial agency;

          (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or directly affecting the Company or any of its Primary Affiliated Companies;

          (d) no union representation question exists and, to the Company's knowledge, no union organization effort is underway, respecting the employees of the Company or any of its Primary Affiliated Companies;

          (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefore exist;

          (f) neither Company nor any of its Primary Affiliated Companies has experienced any material work stoppage in the last eighteen (18) months;

          (g) neither the Company nor any of its Primary Affiliated Companies is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees;

          5U. Compliance with Law. Except as set forth in Schedule 5U, so far as the Company is aware, the Company and each of its Material Affiliated Companies is in compliance with all laws, regulations and orders applicable to the Business, including, without limitation, applicable building, zoning or health laws, ordinances and regulations except in each such case where non compliance would not reasonably be expected to have a Material Adverse Effect.

Neither the Company nor any of its Material Affiliated Companies has received any notification that it is in violation of any such laws, regulations or orders and neither the Company nor any of its Material Affiliated Companies nor so far as the Company is aware, any employee thereof (while acting in such capacity), has made any payment to any Person, which payment violates any statute or law.

          5V. Foreign Corrupt Practices Act. Except as set forth in Schedule 5V, neither the Company nor any of its Material Affiliated Companies has made, offered or agreed to offer anything of value to any government official, political party, candidate for political office or any person that the Company or any of its Material Affiliated Companies knows or has reason to know will offer anything of value to any government official, political party or candidate for political office, nor has it taken any action which would cause it to be in violation of any law of any foreign jurisdiction or the United States of America, including the Foreign Corrupt Practices Act of 1977, as amended. To the Company's knowledge, there is not now nor has there ever been, for as long as all present members of the senior management of the Company have been employed by the Company or any of the Company's Material Affiliated Companies, any employment of, or beneficial ownership of the Company or any of its Material Affiliated Companies by, any foreign governmental or political official nor, to the Company's knowledge, has there ever been any employment of, or beneficial ownership of the Company or any of its Material Affiliated Companies by, any foreign government or political official.

          5W. Valid Issuance. All of the issued and outstanding capital stock of the Company and each of its Primary Affiliated Companies has been duly authorized, validly issued, is fully paid and non-assessable, and has been issued in compliance with the Securities Act and all applicable state securities laws, or any comparable laws, rules and ordinances. The shares of Series D Preferred Stock to be issued to the Investors have been duly authorized, issued in accordance with the Purchase Agreement, will be validly issued, fully paid, non assessable and free and clear of any liens other than those imposed by the Investor.

          5X. Capitalization. As of the Closing Date the authorized, capital stock of the Company consists of 25,000 shares of Series A Preferred Stock, 3,000 shares of Series B Preferred Stock, 100 shares of Series C Preferred Stock, 52,180 shares of Series D Preferred Stock, 7,500 shares of Series D-1 Preferred Shares, 200,000 shares of Class A Common Stock, 15,000 shares of Class B Common Stock and 30,000 shares of Class C Common Stock. All of the issued and outstanding shares are held as set forth in Schedule 5X. Except as set forth on
Schedule 5X, there are no outstanding or authorized options, warrants, purchase rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth on Schedule 5X, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

          5Y. Finders' Fees. There are no fees and commissions of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company in connection with the transactions contemplated by this Agreement.

          5Z. Offering Exemption. Assuming the accuracy of the representations and warranties made by the Investors in Section 6, the offer and sale of the Series D Preferred Shares as contemplated hereby and all prior issuances of equity securities of the Company required to be integrated under the Securities Act are exempt from registration under the Securities Act and under applicable state securities and the securities laws of the District of Columbia, the State of New York and the State of Connecticut, as currently in effect. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Investors, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the Securities Act.

          Section 6.  Investors' Representations.
                      --------------------------

          Each of the Investors hereby represents and warrants for itself as of the date hereof and the Closing Date, that:

          6A.   Existence and Power. Such Investor is an entity duly organized and validly existing and in good standing (in such jurisdictions where the concept of good standing exists)) under the laws of the jurisdiction of organization.

          6B.   Authorization. The execution, delivery and performance by such
Investor of this Agreement and the consummation of the transactions contemplated hereby are within such Investor's corporate, limited liability company, partnership or limited partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of such Investor. This Agreement constitutes and, when executed and delivered in accordance with its terms a valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

          6C.   Private Placement.

          (i) Each Investor understands that the offering and sale of the Series D Preferred Shares is intended to be exempt from registration under Rule 506 of Regulation D of the Securities Act and any applicable state securities or blue sky laws.

          (ii) The Series D Preferred Shares to be acquired by each Investor pursuant to this Agreement is being acquired for its own account and without a view to the resale or distribution of such Series D Preferred Shares or any interest therein other than in a transaction exempt from registration under the Securities Act or in a registered offering; provided that nothing contained herein shall prevent any Investor from transferring such securities in compliance with the provisions of the Amended and Restated Shareholders' Agreement.

          (iii) Each Investor is an "Accredited Investor" as such term is
                                     -------------------
     defined in Regulation D under the Securities Act.

          (iv) Each Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series D Preferred Shares and such Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Series D Preferred Shares. Such Investor understands its investment in the Series D Preferred Shares involves a high degree of risk.

          (v) Each Investor has been furnished with and carefully read a copy of the Company's Form 10-K dated March 30, 2000 and this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Series D Preferred Shares and other related matters. The Company has made available to such Investor or its agents all documents and information relating to an investment in the Series D Preferred Shares requested by or on behalf of such Investor.

          (vi) Each Investor understands that the Series D Preferred Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred other than in accordance with the provisions of Certificate of Incorporation or Amended and Restated Shareholders' Agreement.

          (vii) Each Investor understands that the Securities shall bear a restrictive legend substantially in the following form:

          "The securities represented by this certificate were originally issued on November ___, 2000, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Second Amended and Restated Amended and Restated Shareholders' Agreement dated as of November ___, 2000, and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and
                           -------
          the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          In addition, certificates representing Series D Preferred Shares shall bear the following legend:

          "The Company will furnish the holder of this certificate information concerning the designations, relative rights, preferences and limitations applicable to each class of shares including the liquidation and dividend preferences and the voting and conversion rights of the Series D Preferred Shares, on request in writing and without charge."

          Section 7.  Definitions.
                      -----------

          For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of, or make investment decisions for, a Person whether through the ownership of voting securities, contract or otherwise. With respect to the Company, "control" includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Amended and Restated Shareholders' Agreement" means the Second Amended and Restated Shareholders' Agreement, dated the date hereof, by and among the Company, Derby Finance S.a.r.l., DC Cycle, L.L.C., Perseus Cycle, L.L.C. and Soros as such agreement is amended, restated, modified or supplemented from time to time.

          "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies, whether foreign or domestic, applicable to such Person, including, without limiting the foregoing, and all Environmental and Safety Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

          "Business" means the business of the Company and its Material Affiliated Companies as conducted immediately prior to the date hereof.

          "Certificate of Incorporation" has the meaning set forth in Paragraph 1D hereof.

          "Change of Control" has the same meaning as the term "Change of Control" as such term is defined in the Indentures on the date hereof.

          "Class A Common Stock" means shares of Common Stock of the Company, Class A, par value $.01 per share.

          "Class B Common Stock" means shares of Common Stock of the Company, Class B, par value $.01 per share.

          "Class C Common Stock" means shares of Common Stock of the Company, Class C, par value $.01 per share.

          "Closing" has the meaning set forth in Paragraph 1C.

          "Closing Date" has the meaning set forth in Paragraph 1C.

          "Common Stock" means the Class A Common Stock, Class B Common Stock and Class C Common Stock.

          "Confidential Information" means any information delivered whether verbally or in writing to any Investor by or on behalf of the Company or any Subsidiary of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement;

provided that such term does not include information that (i) was publicly known
--------
or otherwise lawfully known to such Investor prior to the time of such disclosure or (ii) subsequently becomes publicly known through no act or omission by such Investor or any persons acting on its behalf or (iii) otherwise becomes known to such Investor other than through disclosure by the Company or any Subsidiary of the Company or (iv) constitutes financial statements delivered to such Investor under this Agreement that are otherwise publicly available.

          "Debt Instrument" has the meaning set forth in Paragraph 5R.

          "Employee Pension Plan" means any Plan which is (i) maintained by the Company, any of its Subsidiaries or any of its ERISA Affiliates and (ii) subject to Part 3 of Title I of ERISA.

          "Environmental and Safety Laws" means any and all applicable current and future treaties, laws, statutes, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety, to preservation or reclamation of natural resources, or to the management, release or threatened release of contaminants or noxious odors, including, in the case of Persons subject to the laws of the United States, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1990, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law, and all amendments or regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliates" means any Person, including a Subsidiary or an Affiliate of the Company, that is a member of any group of organizations (within the meaning of Code Sections 414(b), (c), (m) or (o)) of which the Company is a member.

          "Financial Statements" means (i) the audited consolidated balance sheet of the Company and the Company's Material Affiliated Companies and the related statements of income and cash flows for the fiscal year ending December 31, 1999, and (ii) the unaudited balance sheet of Company and Company's Material Affiliated Companies and the related statements of income and cash flows for the six-month period ending June 30, 2000.

          "Fiscal Year" means the fiscal year of the Company, which shall be the twelve-month period ending on the last day in the month of December.

          "GAAP" means generally accepted accounting principles and practices, consistently applied, as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and (iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time in the United States of America.

          "Governmental Authority" means any Federal, foreign, regional, territorial, state, or local court or governmental agency, authority, commission, department, board, bureau, instrumentality or regulatory body, including any central bank or comparable agency.

          "Hazardous Material" means any substance:

          (a) the presence of which requires investigation or remediation under any Environmental and Safety Law; or

          (b) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any Environmental and Safety Law or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; or

          (c) the presence of which on any properties which the Company owns, leases or operates causes or threatens to cause a nuisance upon such properties or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about such properties; or

          (d) the presence of which on adjacent properties could constitute a trespass by Company; or

          (e) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons.

          "Indebtedness" means at a particular time, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money including, but not limited to, any overdrafts, loans or any other banking facility; (b) any indebtedness evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, borrowers' acceptances and similar instruments (including reimbursement obligations with respect thereto); (d) obligations in respect of deferred purchase price of property (except trade payables);(e) capitalized lease obligations; and (f) guarantees of the foregoing.

          "Indentures" means (a) the Indenture governing the DM Senior Notes dated as of May 14, 1998 by and among the Company, Lyon Investment B.V. ("Lyon")
                                                                          ----
and IBJ Schroder Bank and Trust Company, as Trustee; and (b) the Indenture governing the U.S. Senior Notes dated as of May 14, 1998 by and among Company, Lyon and IBJ Schroder Bank and Trust Company, as Trustee.

          "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investor Securities" means (i) the Series D Preferred Shares issued to the Investors hereunder and (ii) any securities issued directly or indirectly with respect to any of the foregoing securities by way of a stock split, stock dividend or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Investor Securities, such securities shall cease to be Investor Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased or otherwise acquired by the Company. Any reference herein to a "majority of the Investor Securities" or the "number of Investor Securities" or words of like effect for purposes of comparison or calculation shall refer, with respect to any particular Investor Securities, to the number shares of Common Stock (or equivalent common equity securities of the Company) then represented by such Investor Securities (on a fully diluted, as-if-converted basis).

          "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "Junior Subordinated Notes" means the Junior Subordinated Notes (as such notes may be amended or modified from time to time) issued by the Company and held by each of Thayer Equity Investors L.P. and Perseus Capital L.L.C. or their assigns each in the principal amount of $3,500,000, dated July 31, 2000.

          "Liabilities" means obligations of any nature, whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not required to be reflected or reserved against on a balance sheet under GAAP.

          "Liens" means with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

          "Material Adverse Effect" or "Material Adverse Change" means, with respect to the Company and its Subsidiaries, any change that, singly or in the aggregate with all other related changes or effects, is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operating results, value, customer, supplier or employee relations or, except to the extent affected by general economic condition, business prospects of the Company and its Subsidiaries taken as a whole.

          "Material Affiliated Companies" means the Subsidiaries of Company who are listed on Exhibit E.
              ---------

          "Multiemployer Plan" has the meaning set forth in Paragraph 5M(c).

          "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Operative Documents" means this Agreement, the Certificate of Incorporation the Amended and Restated Shareholders' Agreement and the other agreements contemplated hereby.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of the Company or any ERISA Affiliate of the Company, including the Subsidiaries.

          "Primary Affiliated Companies" means the Subsidiaries of Company listed on Exhibit E.
          ---------

          "Reportable Event" means, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Senior Credit Facility" means the Credit Agreement dated as of May 12, 1998, as amended and restated from time to time, by and among the Company and certain of its

Subsidiaries and Chase Manhattan plc as Arranger, Chase Manhattan International Limited, as both Facility Agent and Security Agent, and the financial institutions named therein as banks.

          "Series A Preferred Stock" means shares of Preferred Stock of the Company, Series A, par value $.01 per share.

          "Series B Preferred Stock" means shares of Preferred Stock of the Company, Series B, par value $.01 per share.

          "Series C Preferred Stock" means shares of Preferred Stock of the Company, Series C, par value $.01 per share.

          "Series D Preferred Shares" has the meaning set forth in Paragraph 1D.

          "Series D-1 Preferred Stock" means shares of Preferred Stock of the Company, Series D-1, par value $.01 per share.

           "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. Notwithstanding the foregoing, "Subsidiary" also shall include each "significant subsidiary" of
                 ----------
     the Company, as such term is defined in Rule 1-02 of Regulations S-X. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement, if the context does not otherwise specify in respect of which Person the term "Subsidiary" is used, the term "Subsidiary" shall refer to a Subsidiary of
      ----------                     ----------
     the Company.

          Section 8.  Termination, Survival of Representations, Warranties,
                      ----------------------------------------------------
Covenants, etc.
--------------

          8A.   Conditions of Termination. This Agreement may be terminated at any time prior to the Closing:

          (i)   by the mutual written consent of each Investor and the Company;
     and

          (ii) by an Investor or the Company if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within 15 business days after written notification thereof by such Investor to the Company.

     In the event of termination by either an Investor or the Company pursuant to this Section 8, written notice thereof (describing in reasonable detail the basis therefore) shall forthwith be delivered to the other parties to this Agreement.

          8B. Effect of Termination. In the event of termination of this Agreement by either an Investor or the Company as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in Paragraph 8A, this Paragraph 8B and Paragraph 8C and Section 9 shall survive such termination indefinitely, and except that nothing in Paragraph 8A or this Paragraph 8B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

          8C. Survival of Representations, Warranties, Agreements and Covenants, Etc. All representations and warranties hereunder shall survive the Closing for a period of two years, provided, however, that (i) the representations and warranties set forth in Paragraphs 5A, 5B, 5W and 5X shall survive indefinitely and (ii) the representations made in Paragraphs 5I(a), 5L, 5M, 5N and 5V shall survive until 60 days after the expiration of the applicable statute of limitations (including extensions thereof). All statements contained in any Schedule to this Agreement or in any certificate or other instrument delivered by the Company pursuant to Section 2B shall constitute representations and warranties by the Company under this Agreement. All agreements contained herein shall survive until, by their respective terms, they are no longer operative.

          Section 9.  Indemnification and Contribution.
                      --------------------------------

          9A. Indemnification of Investors. In consideration of the Investors' execution and delivery of this Agreement and acquiring the Series D Preferred Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Investor, each other holder of Investor Securities and each Person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Investor Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, diminution of value, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (the "Indemnified Liabilities"), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) the execution, delivery, performance or enforcement of this Agreement, the other Operative Documents and any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees or (b) any breach of any covenant, agreement, representation or warranty of the Company under this Agreement, the other Operative Documents or any other instrument, document or agreement contemplated hereby to which the Company is a party, provided, however, that the Company's indemnification obligations hereunder shall not extend to any Indemnified Liabilities to the extent arising out of, relating to or resulting from the gross negligence or willful misconduct of any Investor Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law prior to any application of Paragraph 9D.

          9B. Indemnification of the Company, Directors and Officers. Soros agrees to indemnify and hold harmless the Company, its directors and officers (collectively "Company Indemnities") from and against any Indemnified Liabilities incurred by the Company Indemnities or any of them as a result of, or arising out of, or relating to (a) the execution, delivery, performance or enforcement of this Agreement, the other Operative Documents and any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities or (b) any breach of any covenant, agreement, representation or warranty of any Investor under this Agreement, the other Operative Documents or any other instrument, document or agreement contemplated hereby to Soros is a party; provided, however, that Soros' indemnification obligations hereunder shall not extend to any Indemnification Liabilities to the extent arising out of, relating to or resulting from the gross negligence or willful misconduct of any Company Indemnitee and provided further, that in no event shall the indemnification obligations of Soros under Paragraph 9B exceed the gross proceeds of any sale by such Investor of the Series D Preferred Shares then held by it. To the extent that the foregoing undertaking by Soros may be unenforceable for any reason, Soros shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law prior to any application of Paragraph 9D.

          9C. Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect to which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          9D. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in this Section 9 is for any reason held to be unenforceable by an indemnified party in respect of any Indemnified Liabilities, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Investors, on the other hand, from the offering of the Series D Preferred Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Investors, on the other hand, in connection with the statements or omissions which resulted in such Indemnified Liabilities as well as any other relevant equitable considerations; provided however, that in no event shall contribution obligations of Soros under this Paragraph 9D exceed the gross proceeds of any sale by Soros of the Series D Preferred Shares then held by it.

          The relative fault of the Company, on the one hand, and the Investors, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Paragraph 9D were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Paragraph 9D . The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Paragraph 9D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Paragraph 9D, each Person, if any, who controls an Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act shall have the same rights to contribution as such Investor, and each officer and director of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act shall have the same rights to contribution as the Company.

          Section 10. Miscellaneous.
                      -------------

          10A. Expenses. The Company shall pay the reasonable out of pocket fees, costs and expenses (including reasonable attorney's fees and expenses) arising in connection with: (i) the due diligence review of the Company and its Subsidiaries, the preparation, negotiation and execution of the Summary of Terms, this Agreement, Operative Documents, and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby, (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series D Preferred Shares at the Closing and (iii) any filing with any governmental agency with respect to its investment in the Company prior to Closing;

          10B. Remedies. Each holder of Investor Securities shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or at equity. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or at equity.

          10C. Understanding Among the Investors. The determination of each Investor to purchase the Series D Preferred Stock pursuant to this Agreement has been made by such Investor independent of any other Investor and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor. In addition, it is acknowledged by each of the other Investors that Thayer has not acted as an agent of such Investor in connection with making its investment hereunder and that Thayer shall not be acting as an agent of such Investor in connection with monitoring its investment hereunder.

          10D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of each Investor. No other course of dealing between the Company and the holder of any Investor Securities or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders.

          10E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Investor's benefit as an Investor or holder of Investor Securities are also for the benefit of, and enforceable by, any subsequent holder of such Investor Securities.

          10F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          10G. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          10H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, certificate, or instrument means such agreement, document, certificate or instrument as the same is amended, waived or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. Words such as "herein," "hereunder," "hereof" and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or article, Section, paragraph or other portion of a document. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive.

          10I. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          10J. Complete Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements, certificates and instruments contemplated hereby embody the complete agreement and understanding of the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof.

          10K. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforeceability of a contract and each such party forever waives any such defense.

          10L. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          10M. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. New York time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors and to the Company at the address indicated below:

                    The Derby Cycle Corporation
                    300 First Stamford Place
                    Stamford, CT 06902
                    United States of America


                    Attn: Daniel S. Lynch
                    Telecopy No. +1 203 961 1673
                    Telephone No. + 1 203 961 1666
                    Account Number:

          IN WITNESS WHEREOF, the parties hereto have executed this Series D Preferred Shares Purchase Agreement on the date first written above.


THE COMPANY:                                 THE DERBY CYCLE CORPORATION


                                             By: /s/ Daniel S. Lynch
                                                 ---------------------------


                                             Its: Chief Financial Officer
                                                  --------------------------


THE INVESTORS:                               QUANTUM INDUSTRIAL PARTNERS
                                             LDC


                                             By: /s/ Michael C. Neus
                                                 ---------------------------


                                             Its: Attorney-in-Fact
                                                  --------------------------


                                             THAYER EQUITY INVESTORS III, L.P.


                                             By: /s/ Robert E. Michalik
                                                 ---------------------------


                                             Its: Managing Director
                                                  --------------------------


                                             PERSEUS CYCLE L.L.C.


                                             By: /s/ William B. Ford
                                                 ---------------------------


                                             Its: Managing Director
                                                  --------------------------

                             SCHEDULE OF INVESTORS

Names and Addresses                                         No. of Shares of         Total Purchase
                                                            Series D                 Price for
                                                            Preferred Shares         Series D
                                                                                     Preferred
                                                                                     Shares
1.   Quantum Industrial Partners LDC                        7,500                    $7,500,000
     Kaya Flambyan 9
     Curacao, Williamsted
     Netherlands Antilles
     Telecopy:      (599) 9-732-2410
     Attention:     Quantum Group Administrator

     with a copy to

     Soros Fund Management LLC
     888 7/th/ Avenue, 33/rd/ floor
     New York, New York 10106
     Telecopy:      (212) 664-0544
     Attention:     Michael C. Neus, Esq.

2.   Thayer Equity Investors III, L.P.                      2,250                    $2,250,000
     1455 Pennsylvania Avenue, N.W.
     Washington D.C. 20004
     United States of America
     Attn: Robert Michalik
     Telecopy No.:  + 1 202 371 0150

     with a copy to

     Kirkland & Ellis
     Tower 42
     Old Broad Street
     London EC2N 1HQ
     UK
     Telecopy:      +44 207 816 8800
     Attention:     M. Gilbey Strub, Esq.

3.   Perseus Cycle L.L.C.                                   2,250                    $2,250,000
     The Army & Navy Club Building
     1627 I Street, N.W.
     Washington, D.C. 20006
     Attn: William Ford
     Telecopy No.:  + 1 202 453 6215

                               LIST OF EXHIBITS




Exhibit A - Third Amended and Restated Certificate of Incorporation

Exhibit B - Second Amended and Restated Amended and Restated Shareholders'
            Agreement

Exhibit C - Form of Opinion of Kirkland & Ellis

Exhibit D - Bylaws of the Company

Exhibit E - Material Affiliated Companies and Primary Affiliated Companies

                         LIST OF DISCLOSURE SCHEDULES

Schedule 5A    -    Due Incorporation and Status
                    ----------------------------

Schedule 5B    -    Corporate Power
                    ---------------

Schedule 5C    -    Binding Obligations
                    -------------------

Schedule 5D    -    Non-Contravention
                    -----------------

Schedule 5E    -    Consents
                    --------

Schedule 5F    -    No Default
                    ----------

Schedule 5G    -    No Litigation
                    -------------

Schedule 5H    -    All Information is Correct in all Material Respects
                    ---------------------------------------------------

Schedule 5I    -    Tax Liabilities
                    ---------------

Schedule 5J    -    Ownership of Assets
                    -------------------

Schedule 5K    -    Intellectual Property Rights
                    ----------------------------

Schedule 5L    -    Environmental Matters
                    ---------------------

Schedule 5M    -    ERISA
                    -----

Schedule 5N    -    Investment Company Status
                    -------------------------

Schedule 5O    -    Financial Statements
                    --------------------

Schedule 5P    -    Absence of Certain Changes
                    --------------------------

Schedule 5Q    -    Insurance
                    ---------

Schedule 5R    -    Debt Instruments
                    ----------------

Schedule 5S    -    Certain Contracts and Commitments
                    ---------------------------------

Schedule 5T    -    Labor Matters
                    -------------

Schedule 5U    -    Compliance with Law
                    -------------------

Schedule 5V    -    Foreign Corrupt Practices Act
                    -----------------------------

Schedule 5W    -    Valid Issuance
                    --------------

Schedule 5X    -    Capitalization
                    --------------

                                   EXHIBIT E

               Material Affiliated Companies

Derby Holding Limited
Raleigh Industries Limited
Raleigh International Limited
Derby Cycle Corporation Limited
Raleigh Industries of Canada Limited
The Derby Cycle Corporation
Raleigh BV
Raleigh Europe BV
Koninklijke Gazelle BV
Derby Nederland BV
Derby Holding BV
Lyon Investments BV
Derby Holding (Deutschland) GmbH
Raleigh Fahrrader GmbH
NW Sportgerate GmbH
Derby Cycle Werke GmbH
Englebert Wiener Bike Parts GmbH
Univega Worldwide GmbH
Univega Beteiligungen GmbH
Univega Bikes & Sports Europe GmbH (formerly MS Sport Vertirebs GmbH) Derby Farrader GmbH
Derby WS
Vermogenswerwaltungs GmbH
Winora Staiger GmbH
Curragh Finance Company
Raleigh Ireland Limited
The British Cycle Corporation Limited
Derby Investment Holding (Pty) Limited
Pro Bike South Africa (Pty) Limited
Derby Sweden AB
Bikeshop.com Inc

               Primary Affiliated Companies

Raleigh Industries Ltd., a corporation formed under the laws of England and Wales

Derby Cycle Werke GmbH, a corporation formed under the laws of the Federal Republic of Germany

Koninklijke Gazelle BV, a corporation formed under the laws of the Netherlands

Raleigh Industries of Canada Limited, a corporation formed under the laws of Canada

Probike S.A. (Pty) Ltd., a corporation formed under the laws of South Africa. Confirm with Company